Exhibit 10.31.8

AMENDMENT NUMBER SEVEN TO THE

METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE

(Amended and Restated Effective April 1, 2014)

THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE
(the "Plan") is hereby amended, effective as of May 1, 2018, as follows:

1.	Section 1.4.05(a) is amended by adding a new subsection (6) to read as follows:

(6) The expiration or termination of an expatriate assignment, where upon such expiration or termination, the Company, Subsidiary or MetLife Enterprise Affiliate offers Employee employment in a Suitable Position in his or her home office. For purposes of this paragraph, the term "Suitable Position" means a position with the Company, Subsidiary or MetLife Enterprise Affiliate that is suitable given the Employee's expertise, skills and compensation level (excluding, for this purpose, benefits or allowances provided to the Employee in connection with the assignment). The determination of whether an Employee is offered a Suitable Position shall be exclusively determined by the Plan Administrator.

2.	The first paragraph of Section 1.4.11 is amended in its entirety to read follows:

Job Elimination: "Job Elimination" means the Company's or Subsidiary's determination that (a) an Employee's position has been or will be eliminated because of a Company or Subsidiary staffing adjustment or other organizational change, expense reduction considerations, office closings or relocations (where such relocation results in an Employee becoming eligible to receive benefits under the Company's or a Subsidiary's relocation policy) including but not limited to adjustments in the number of staff in a department or unit or the elimination of all or some of the functions of a department or unit, in which the Employee will not be replaced by another person in the same position, or (b) the Employee's expatriate assignment has expired or will be terminated by the Company (without an offer of employment in a Suitable Position, as defined in Section 1.4.05(b), above); except where the Employee was, as of or immediately before the Date of Discontinuance of Employment, on a leave of absence or otherwise in inactive status, including but not limited to periods for which short-term or long-term disability benefits are paid, for a consecutive period of more than one year (i.e., does not return from leave or inactive status by the first anniversary of the beginning of the leave or inactive status) and is not returning immediately upon the conclusion of either (x) leave under the Family and Medical Leave Act or other law providing legally-protected leave, or (y) leave granted by the Company or Subsidiary as a reasonable accommodation of medical limitations.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on this 1st day of May, 2018 by the duly authorized individual below.

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Andrew J. Bernstein

Andrew Bernstein, Plan Administrator

Witness: /s/ Danielle Hodorowski .

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